Exhibit 99.1

American Resource Development, LLC

and Subsidiaries

Combined Financial Schedule

December 31, 2016 and 2015

C O N T E N T S

Page

Independent Auditor’s Report.........................................................................................................................................................1

Combined Financial Statements

Combined Schedules of Revenues and Direct

Operating Expenses.......................................................................................................................................................................3

Notes to Combined Schedules of Revenues and Direct

Operating Expenses.......................................................................................................................................................................4

Independent Auditor’s Report

To the Board of Directors of

American Resource Development, LLC

We have audited the accompanying combined schedules of revenues and direct operating expenses of the properties purchased by Callon Petroleum Operating Company from American Resource Development, LLC and Subsidiaries subject to the Purchase and Sale Agreement dated December 13, 2016 (the Properties) for the years ended December 31, 2016 and 2015, and the related notes to the financial statements (the Financial Statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the Financial Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these Financial Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Financial Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Financial Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Financial Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

AN INDEPENDENT MEMBER OF BAKER TILLY INTERNATIONAL	WEAVER AND TIDWELL, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS	1601 SOUTH MOPAC EXPRESSWAY, SUITE D250, AUSTIN, TX 78746 P: 512.609.1900 F: 512.609.1911

To the Board of Directors of

American Resource Development, LLC

Opinion

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the combined revenues and direct operating expenses of the Properties for the years ended December 31, 2016 and 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Financial Statements, which describes that the accompanying Financial Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Properties’ revenues and expenses. Our opinion is not modified with respect to this matter.

WEAVER AND TIDWELL, L.L.P.

Austin, Texas

April 28, 2017

American Resource Development, LLC and Subsidiaries

Combined Schedules of Revenues

and Direct Operating Expenses

Years Ended December 31, 2016 and 2015

	2016	2015
REVENUES	$17,946,765	$30,786,403

DIRECT OPERATING EXPENSES
Lease operating expenses	5,274,114	5,810,344
Severance taxes	735,818	1,406,527

Total direct operating expenses	6,009,932	7,216,871

REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$11,936,833	$23,569,532

See Accompanying Notes to Combined Schedules of

Revenues and Direct Operating Expenses.

American Resource Development, LLC and Subsidiaries

Notes to Combined Schedules of Revenues

and Direct Operating Expenses

Note 1.  Summary of Significant Accounting Policies

Basis of Presentation

On December 13, 2016, Callon Petroleum Operating Company (the “Purchaser”), entered into a Purchase and Sale Agreement (the “Agreement”) with American Resource Development, LLC and Subsidiaries (the Seller) for the Delaware Basin Assets (the “Acquired Properties”), which are operated by American Resource Development, LLC (the “Operator”), an affiliated entity of the Seller, among other operators. The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of a total purchase price of approximately $633 million cash consideration, subject to normal post-closing adjustments, with an effective date of December 13, 2016, and a closing date of February 13, 2017.

At December 31, 2016, the Properties consisted of 103 oil and gas wells and nine saltwater disposal wells with working interests ranging from approximately .23% to 100%, and associated net revenue interests ranging from approximately .02% to 75%. The Seller acquired the Acquired Properties between January 1, 2015 and December 31, 2016. The accompanying historical combined schedules of revenues and direct operating expenses (the “Financial Statements”) include the combined historical accounting records of the Seller, as well as the records obtained by the Seller upon initial acquisition of the Properties, related to the Properties for the years ended December 31, 2016 and 2015.

The Financial Statements are not intended to be a complete presentation of the results of operations of the Properties, as they do not include general and administrative expenses, effects of derivative transactions (derivative contracts are not included in the transaction, therefore are excluded), interest income or expense, depreciation, depletion and amortization, any provision for income tax expense, and other income and expense items not directly associated with revenues from natural gas, natural gas liquids, crude oil, and saltwater disposal services. Historical schedules reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States of America are not presented; as such information is not readily available on an individual property basis. Accordingly, the accompanying Financial Statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (SEC) Regulation S-X.

Revenue Recognition

Revenue is recognized when earned, written evidence of an arrangement exists, pricing is fixed or determinable, and collectability is reasonably assured. Revenue consists of sales of hydrocarbons, which are recognized in the period that the hydrocarbons were produced and saltwater disposal services which are recognized as services are performed. Revenues related to the sales of hydrocarbons and saltwater disposal services totaled $17,946,765 and $30,786,403 for the years ended December 31, 2016 and 2015, respectively. The amount of production sold may differ from the amount to which the Properties are entitled based on the Properties’ ownership interest. The Properties had no significant imbalance asset or liability at December 31, 2016 or 2015.

All intercompany accounts and transactions have been eliminated in the Financial Statements.

American Resource Development, LLC and Subsidiaries

Notes to Combined Schedules of Revenues

and Direct Operating Expenses

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat and store same, as well as costs associated with the operation of saltwater disposal wells.

Concentration of Credit Risk

Arrangements for crude oil and natural gas sales are evidenced by signed contracts with determinable market prices, and revenues are recorded when production is delivered. A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare.

The Properties had revenues from six purchasers which accounted for 100% of total oil and gas revenues for the years ended December 31, 2016 and 2015. This concentration of customers may impact the Properties’ overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Seller believes this risk is mitigated by the size, reputation and nature of its purchasers. All of the Properties’ revenues are from oil and gas production and saltwater disposal services in Texas.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board initiated a joint project to clarify the principles for recognizing revenue and to develop a common revenue standard for accounting principles generally accepted in the United States (U.S. GAAP) and International Financial Reporting Standards. The FASB has amended the FASB Accounting Standards Codification and created a new Topic 606, Revenue from Contracts with Customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

In August 2015, the FASB issued Accounting Standards Update (ASU) 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of Effective Date, which defers the effective date of ASU 2014-09 for one year. Entities should apply the guidance to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Entities can begin to adopt the standard early for annual and interim reporting periods beginning after December 15, 2016. Management of the Seller does not believe that this ASU, once adopted, will have a material impact on the Financial Statements.

American Resource Development, LLC and Subsidiaries

Notes to Combined Schedules of Revenues

and Direct Operating Expenses

Use of Estimates

The preparation of the Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management of the Seller to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. Actual results may differ from estimates and assumptions used in the preparation of the Financial Statements.

Note 2. Subsequent Events

Management of the Seller has evaluated events that have occurred subsequent to December 31, 2016, but before April 28, 2017, the date the Financial Statements were available to be issued, and noted no events that require consideration as adjustments to, or disclosure in, the Financial Statements.

Note 3. Contingencies

The activities of the Properties’ working interests may become subject to potential claims and litigation in the normal course of operations. The Seller does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties’ working interests.

Note 4. Supplemental Oil and Gas Information (Unaudited)

The following unaudited supplemental oil and gas reserves information summarizes the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for the Properties. Natural gas volumes include natural gas liquids. All of the reserves are located in the United States.

Proved reserves as of December 31, 2016 and 2015 were estimated by qualified petroleum engineers using historical data and other information from the records of the Seller of the Properties, in accordance with the guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the Properties’ working interests.

American Resource Development, LLC and Subsidiaries

Notes to Combined Schedules of Revenues

and Direct Operating Expenses

All information set forth herein relating to the proved reserves as of December 31, 2016 and 2015, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of the Seller of the Properties. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines estimates of proved reserves, and the future net revenues from which present values are derived, are based on an un-weighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the Properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

The proved reserves, all from the Properties held within the United States, as of December 31, 2016 and 2015 together with the changes therein are as follows:

	Natural Gas	Crude Oil	Total
	MMcf	MBbl	Mboe
Quantities of proved reserves
Balance January 1, 2015	10,497	6,466	8,216
Revisions	(1,025)	(315)	(486)
Extensions	38	29	35
Acquisition of reserves	-	-	-
Production	(655)	(618)	(727)

Balance December 31, 2015	8,855	5,562	7,038
Revisions	(668)	(249)	(360)
Extensions	5,640	3,805	4,745
Acquisition of reserves	-	-	-
Production	(362)	(371)	(431)

Balance December 31, 2016	13,465	8,747	10,992

	Natural Gas	Crude Oil	Total
	MMcf	MBbl	Mboe
Proved developed reserves
December 31, 2015	3,503	2,547	3,131
December 31, 2016	4,218	3,126	3,829
Proved undeveloped reserves
December 31, 2015	5,352	3,015	3,907
December 31, 2016	9,248	5,621	7,162

American Resource Development, LLC and Subsidiaries

Notes to Combined Schedules of Revenues

and Direct Operating Expenses

The standardized measure of discounted future net cash flows relating to proven reserves for 2016 and 2015 was as follows (in thousands):

	Years ended December 31,
	2016	2015
Future cash inflows	$348,711	$265,275
Future production and development costs
Production	(126,309)	(97,808)
Development	(61,250)	(33,500)
Future income taxes	(17,319)	(23,709)

Future net cash flows	143,833	110,258
Less 10% annual discount for estimated timing of cash flows	(79,536)	(56,637)

Standardized measure of discounted future net cash flows	$64,297	$53,621

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2016 and 2015 to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. The standardized measure presented here does not include the effects of federal income taxes as the tax basis for the Properties is not applicable on a go-forward basis. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the Properties. The discounted future cash flow estimates do not include the effects of derivative instruments, as derivative contracts were not included in the transaction and are excluded. Average sales price per commodity utilized in the 2016 and 2015 reserve reports are as follows:

	2016	2015
Natural Gas per Mcf	$1.87	$2.07
Crude Oil per Bbl	$36.99	$44.40

American Resource Development, LLC and Subsidiaries

Notes to Combined Schedules of Revenues

and Direct Operating Expenses

The principal changes in standardized measure of discounted future net cash flows were as follows for 2016 and 2015 (in thousands):

	Years ended December 31,
	2016	2015
Standardized measure of discounted future net cash flows, beginning of year	$53,621	$141,418
Revisions to reserves proved in prior years
Net change in sales prices and production costs related to future production	(13,318)	(122,698)
Net change in estimated future development costs	(7,760)	517
Net change due to revisions in quantity estimates	(3,413)	(5,547)
Accretion of discount	6,520	20,366
Changes in production rates (timing) and other	(1,750)	(8,271)

Total revisions	(19,721)	(115,633)

Net change due to extensions and discoveries, net of estimated future
development and production costs	33,923	746
Sales of oil and gas produced, net of production costs	(11,465)	(23,570)
Previously estimated development costs incurred	-	-
Net change in taxes	7,939	50,660
Acquisition of reserves	-	-

Net change in standardized measure of discounted future net cash flows	10,676	(87,797)
Standardized measure of discounted future net cash flows	$64,297	$53,621